SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 1997


SEARS, ROEBUCK AND CO.

(Exact name of registrant as specified in charter)


   New York                      1-416
 36-1750680
(State or Other               (Commission
(IRS Employer
Jurisdiction of               File Number)
Identification No.)
Incorporation)



3333 Beverly Road, Hoffman Estates, Illinois
       60179
(Address of principal executive offices)
      (Zip Code)







Registrant's telephone number, including area code (847) 286-2500

Item 5.     Other Events.

            On April 10, 1997, the registrant
issued the press release attached hereto as
Exhibit 99.  The press release relates to a
voluntary restitution plan Sears filed with the U.S. Bankruptcy Court for the District of Massachusetts on April 9, 1997 to remedy certain past bankruptcy collection practices.
The plan addresses all reaffirmation
agreements with Sears debtors that were not filed with the bankruptcy court from 1992 through April 1, 1997. Sears estimates that during this period it received notice of $2.4 billion of debt owed to it which was the subject of Chapter 7 bankruptcy filings, of which Sears reaffirmed approximately $412 million. Sears does not yet know what portion of the $412 million in reaffirmed debts were not filed with the court, but is working expeditiously to resolve this matter.
While the cost of the plan has not yet
been determined, it will be charged to
operations as soon as the amount is
quantified.


Item 7.     Financial Statements, Pro Forma
            Financial Information and Exhibits.

            The Exhibit Index on page E-1 is
            incorporated herein by reference.




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
                      SIGNATURES





            Pursuant to the requirements of the
Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              SEARS, ROEBUCK AND CO.



Date: April 10, 1997          By:/S/Michael D. Levin
                                    MICHAEL D. LEVIN
                              Senior Vice President,
                            General Counsel and Secretary

                       EXHIBITS

99.   Sears, Roebuck and Co. press release
      dated April 10, 1997.

















                         E-1